Exhibit 99.2
Harris Corporation Completes Acquisition of Schlumberger Global Connectivity Services; Forms the
Leading Global Communications Services Business Supporting Remote and Harsh Environments
Highlights:
•	Harris CapRock Communications is leading provider of fully managed, end-to-end communication services for mission-critical operations

•	Combined business has more than 1,400 employees and presence in 23 countries

•	Robust self-owned and operated infrastructure includes teleports on six continents, six 24/7 Network Operation Centers and an extensive terrestrial communications network
MELBOURNE, FL/HOUSTON, TX, April 5, 2011 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has completed its previously announced acquisition of the Global Connectivity Services (GCS) business from an operating unit of Schlumberger.
Harris combined the former Schlumberger GCS business with its existing Maritime Communications Services business and the recently acquired CapRock Communications, and infrastructure assets from Core180’s government business to form Harris CapRock Communications — the leading provider of managed communications services for remote and harsh environments including those in the energy, government and maritime industries.
“Integrating these businesses into a single enterprise creates an organization with unsurpassed satellite and terrestrial networks capabilities, end-to-end service offerings, and an experienced service team that will provide customers with unsurpassed in-the-field support on a global scale,” said Howard L. Lance, chairman, president and chief executive officer of Harris. “Harris CapRock Communications will use its capabilities and expertise to offer customers the most secure, reliable and efficient communications solutions in the industry.”
Harris CapRock Communications has more than three decades of experience serving customers in more than 100 countries. The business has more than 1,400 employees, a local presence in 23 countries and a robust self-owned and operated infrastructure that includes teleports on six continents, six 24/7 Network Operation Centers and an extensive terrestrial network. Harris CapRock Communications delivers trusted and reliable comprehensive communications and IT solutions that make it possible for clients to stay focused on their missions.
Solutions from the newly combined business include mission-critical communications, converged voice, video and data, highly reliable and secure connectivity, and rapid and mobile deployments. Energy customers include national oil companies, major oil companies, independent oil companies, oil field service companies, seismic companies, oil and gas marine companies, rig owners and management companies. Maritime industry customers include international shipping and service companies. Government customers include defense, homeland security, and other federal civilian agencies.
Harris CapRock Communications also will leverage Harris’ strong and expanding technology and service capabilities — along with its growing global presence — to provide integrated solutions to meet individual customer and market needs. Harris is unique in its ability to integrate advanced technology and services to capture, aggregate, distribute, and analyze any type of communications or information — including voice, video, data, and imaging.
Harris has built some of the world’s most trusted networks for customers in established markets including defense, intelligence, air traffic control, public safety, and broadcast. Harris is extending this reach into new markets, including healthcare, energy, cloud computing and others.
Harris purchased the Schlumberger GCS business for $397.5 million in cash, subject to post-closing adjustments. The purchase price was paid from cash on hand. The goodwill arising from the acquisition will be an allowable tax expense with an estimated net present value of $50 million, resulting in an effective purchase price of $347.5 million.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
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Contact Information:
Christy Hartman
Harris CapRock Communications
chartm01@harris.com
832-668-2383
Marc Raimondi
Harris Corporation — Washington, DC
marc.raimondi@harris.com
202-729-3732
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131
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Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: impact of the acquisition of Schlumberger GCS on Harris earnings, and statements regarding outlook, including growth opportunities. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; the potential impact of satellite bandwidth constraints on our managed satellite communications services; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.